UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report:   January 26, 2006

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number  0-7903

DELAWARE	36-2675371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:     (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On January 26, 2006, the Registrant issued a press release announcing its financial results for its second quarter of fiscal 2006 ended December 31, 2005.

In a conference call discussing the press release, management disclosed certain information which may be considered important to certain shareholders.  The Company’s backlog as of December 31, 2005 was $25.5 million compared to $22.0 million as of December 31, 2004, representing an increase of $3.5 million dollars, or 16%. Backlog for the Protect and Direct segment increased $1.3 million dollars, or 19%.  Backlog for the Inform segment increased $2.2 million dollars, or 15%, which includes a few particularly large orders for weather sensing systems and highway advisory radio products.  Management also disclosed estimates of certain expenses included in its current cost structure.  For the fiscal year 2006, interest expense is expected to be approximately $4.5 million; costs related to Sarbanes-Oxley compliance are estimated to be approximately $500,000 to $1 million; and the expense related to the adoption of FAS 123R, “Share-Based Payment” requiring the expensing of stock options is expected to be approximately $1 million.  In addition, outstanding debt as of December 31, 2005 includes $11.5 million in revolving bank borrowings and there was approximately $8 million in additional borrowing capacity under its revolving credit facility.

The conference call was recorded and is available for replay through Thursday, February 2, 2006 at 12AM.  To access the replay, please call (706) 645-9291 and enter passcode 4643440; the recorded web cast will also be available at “www.quixotecorp.com”.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements regarding the Registrant’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts.  Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions about the Registrant and its business.  These risks and uncertainties are discussed in the Registrant’s annual report on Form 10-K for the year ended June 30, 2005 and subsequent quarterly reports on Form 10-Q.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Registrant does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  For those statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

On January 24, 2006, the Board of Directors approved an amendment to Article V of the Company’s By-Laws to allow for the issuance of both uncertificated as well as certificated shares of stock.

A copy of the amended By-Laws is furnished herewith as Exhibit 3(b) and incorporated herein by reference.

Item 7.01       Regulation FD Disclosures.

Please refer to the discussion under Item 2.02, above, as if it were restated in response to Item 7.01.

Item 9.01       Financial Statements and Exhibits.

The following Exhibits are included herein:

(c)	Exhibits

	3(b)	By-Laws of the Company as amended January 24, 2006

	99	Press Release issued by Quixote Corporation, dated January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	January 26, 2006	/s/ Leslie J. Jezuit
LESLIE J. JEZUIT
President and Chief Executive
Officer